UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2016

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer Identification No.
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882
Former name or former address, if changed since last report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On June 30, 2016, Washington Gas Light Company (Washington Gas), a wholly owned subsidiary of WGL Holdings, Inc. (WGL), filed an application with the Commonwealth of Virginia State Corporation Commission (SCC of VA) to increase its base rates for natural gas service by an additional $45.6 million in annual revenue. The proposed revenue increase includes $22.3 million associated with natural gas pipeline replacement initiatives previously approved by the SCC of VA and paid by customers through a monthly rider.

The filing addresses provisions designed to deliver the benefits of natural gas to more customers that include: (i) facilitating conversion to natural gas in locations already served by Washington Gas; (ii) expanding the natural gas system to high-growth communities in Virginia and (iii) driving innovation through research and development to enhance service for our customers.

Washington Gas anticipates that the new rates will become effective in December 2016, subject to refund.

A copy of the news release announcing the filing is attached as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)   Exhibits
The following exhibit is furnished herewith:
99.1 News Release issued June 30, 2016
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Washington Gas Light Company
(Registrant)
Date: July 6, 2016	/s/ William R. Ford
William R. Ford
Vice President & Chief Accounting Officer
(Principal Accounting Officer)